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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE:                                                     NEWS
February 12, 1997                                       Nasdaq Small Cap - TPRO

                TOPRO CLOSES ACQUISITION OF ALL CONTROL SYSTEMS

DENVER, Colorado -- Topro, Inc. (Nasdaq - TPRO), a leading provider of automation and information technology solutions to industry, today announced it has closed its acquisition of All Control Systems (ACS), a West Chester, Pennsylvania-based provider of factory control and information system integration.

ACS has been in business more than 14 years, and includes Glaxo-Wellcome, IBM, Coca-Cola and Cadburys in its customer base.

In the past year, Topro has acquired, in addition to ACS, Oregon-based Advanced Control Technology and Vision Engineering of Cyprus, California.





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                                   CONTACTS:
Topro, Inc.                                            Pacific Consulting Group
John Jenkins, CEO                                                 Scott Loilios
303/935-1221                                                       714/574-3860